UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)The 2020 Annual Meeting of Stockholders of Jack Henry & Associates, Inc. (the "Company") was held on November 17, 2020.
(b)The Company's stockholders elected all of the Company's nominees for director, and voted on other matters, with final voting results as follows:
(1) Elected the following directors to hold office for one-year terms ending at the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
John F. Prim	64,159,664	791,399	4,912,842
Matthew C. Flanigan	62,182,137	2,768,926	4,912,842
Thomas H. Wilson	64,376,936	574,127	4,912,842
Jacque R. Fiegel	64,779,421	171,642	4,912,842
Thomas A. Wimsett	64,618,487	332,576	4,912,842
Laura G. Kelly	63,657,492	1,293,571	4,912,842
Shruti S. Miyashiro	64,705,374	245,689	4,912,842
Wesley A. Brown	64,520,633	430,430	4,912,842
David B. Foss	64,750,159	200,904	4,912,842
(2) Approved by a non-binding advisory vote, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
60,243,387	4,590,286	117,390	4,912,842

(3) Approved amendment to the Company's Certificate of Incorporation to remove a supermajority voting standard for stockholder approval of an acquisition of the Company by another person or entity:

For	Against	Abstain	Broker Non-Votes
64,101,638	766,233	83,192	4,912,842

(4) Ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021:

For	Against	Abstain	Broker Non-Votes
69,506,114	283,467	74,324	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	November 19, 2020	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer